August 10, 1999

Centraxx, Inc.

Dear Sirs:

Re:   8% Convertible Debenture

This letter sets out the terms of our agreement with respect to advancing funds to Centraxx, Inc. ("Centraxx") pursuant to the terms of the 8% Convertible Debenture ("Debenture") attached hereto as Schedule "A". We agree that the Debenture shall be read subject to the terms hereof.

1. Frankopan & Co. Inc. ("Frankopan") commits and agrees to advance an aggregate of $2,000,000 (U.S.) on or before the following dates and in the following minimum amounts and you agree to issue Debentures to us in respect of each advance, all of which shall rank pari passu:

          Date of Advance
          (to be on or before the following dates)      Amount of Advance

          (i)  On August 15, 1999                      $100,000 (U.S.)

          (ii) September 15, 1999                      $150,000 (U.S.)

          (iii)October 15, 1999                        $200,000 (U.S.)

          (iv) November 15, 1999                       $200,000 (U.S.)

          (v)  December 15, 1999                       $200,000 (U.S.)

          (vi) January 15, 2000                        $200,000 (U.S.)

          (vii)February 15, 2000                       $350,000 (U.S.)

          (viii)March 31, 2000                         $600,000 (U.S.)


     Frankopan acknowledges that each such Debenture will be one of a series of like debentures of Centraxx to be issued evidencing a principal amount not exceeding in aggregate $2,000,000 (U.S.), all of which debentures are to rank pari passu.

2. Frankopan's obligation to advance funds will cease in the event Centraxx is in default of any of its material obligations hereunder or under the Debenture.

3. Frankopan's right to advance funds will cease on ten (10) days notice from Centraxx in the event Frankopan fails to advance funds on or before any date as required in paragraph 1 above in circumstances where Centraxx is not in default of any material obligation hereunder or under the Debenture. In such event, the security granted for any replacement financing to a maximum of the amount not yet advanced as required in paragraph 1 above shall rank in priority to the security provided for in the Debenture or Debentures held by Frankopan, and Frankopan agrees to postpone the charge of its security accordingly in such event. In addition, for the purposes only of clause 4.3.2 of the Debenture, Frankopan shall not be considered to be in default of its obligations by reason only of Frankopan having failed to timely advance all or part of the funds as required in subparagraph 1(v) or (viii) above if Frankopan has timely advanced all of the funds as required in subparagraphs 1(i) to (iv), both inclusive, above.

4. Frankopan and all other Debenture holders agree to postpone the charge of their security to arm's length borrowing from a commercial lender for operating line purposes on normal commercial terms acceptable to a majority of them calculated by principal amount, acting reasonably.

5. Each of Frank Gerlach and Brian DeChamplain or any entity beneficially owned or controlled by either or both of them shall have the right, by giving Frankopan five (5) business days notice, to advance funds pursuant to this commitment and pursuant to the terms of the Debenture on the following basis:

     (a) up to $200,000.00 (U.S.) each by each taking up a maximum of $50,000.00 (U.S.) of each advance set out in subparagraph 1(v) to 1(viii) above;

     (b) in addition, any amount which Frankopan fails to advance as required in paragraph 1 above, and in such event, Frankopan shall not be considered to be in default to the extent of such amount actually advanced.

     In the event any of Frank Gerlach, Brian DeChamplain or any entity beneficially owned or controlled by either or both of them exercises any such right, then they shall be required as a condition of such exercise to execute an agreement with Centraxx and Frankopan to be bound hereby as debenture holders, provided that their debentures may be registered in their name or names.

6. In the event Centraxx requires from time to time term borrowing (whether by way of another debenture or debentures or otherwise) in addition to the funds committed hereby, then Frankopan and all other Debenture holders agree that the security granted for such additional financing from time to time shall rank pari passu with the security provided for in the Debentures.

7. Frankopan's obligations to advance funds pursuant to this commitment are subject to us being reasonably satisfied that the charge contained in the Debenture will rank as a first charge security and otherwise in accordance with its terms.

8. All reasonable out of pocket costs and expenses of the Debenture holders in negotiating this commitment and the attached debenture and in implementing such loans and complying with the terms of this commitment shall be for the account of Centraxx.

9. Upon acceptance of this commitment by Centraxx, we will proceed to finalize the documentation and attend to all necessary security filings.

10. In the event Centraxx is able to raise additional financing on better terms and conditions as mentioned in above paragraphs, Frankopan & Co. agrees to waive their right or to cancel the last two installments of the debenture (item vii and item viii).

Please indicate your acceptance by signing and returning the enclosed duplicate copy of this commitment.

Yours truly,

FRANKOPAN & CO. INC.


By:
     Michael Ivezic, President


We acknowledge and agree to the above.

Dated this           day of                 , 1999

CENTRAXX, INC.



By:
     (Duly Authorized Officer)



By:
     (Duly Authorized Officer)